                                                                    EXHIBIT 22.1

                         Hyperion Solutions Corporation
                           Subsidiaries of the Company


Name                                               Jurisdiction of Incorporation
----                                               -----------------------------
Hyperion Solutions Corporation...................  Delaware
Hyperion International Corporation...............  Delaware
Appsource Corporation............................  Delaware
Little Tree Acquisition Corporation..............  Delaware
Hyperion Solutions Austria MbH...................  Austria
Hyperion Foreign Sales Corp. ....................  Barbados
Hyperion Solutions BeLux N.V.....................  Belgium
Hyperion Solutions Nordic Oy.....................  Finland
Hyperion Solutions France SAS ...................  France
Hyperion Solutions Deutschland GmbH .............  Germany
Hyperion Solutions Italia S.r.l. ................  Italy
Hyperion KK......................................  Japan
HSC Acquisition Co...............................  Nova Scotia
Hyperion AS......................................  Norway
Hyperion Solutions Corporation of Canada, Ltd. ..  Ontario
Hyperion Solutions Asia Pte. Ltd. ...............  Singapore
Hyperion Solutions Iberica, S.A. ................  Spain
Hyperion Solutions Nordic AB.....................  Sweden
Hyperion Solutions Schweiz AG....................  Switzerland
Hyperion Solutions Nederland, B.V. ..............  The Netherlands
Hyperion Solutions plc...........................  United Kingdom